FOURTH AMENDMENT TO CREDIT AGREEMENT


     THIS FOURTH AMENDMENT to Credit Agreement (the "Amendment") is made as of this 6th day of June, 1997, by and among Sportmart, Inc. ("Borrower"), BT Commercial Corporation, as agent (in its capacity as agent, "Agent") and BT Commercial Corporation (in its capacity as lender, "BTCC"), Sanwa Business Credit Corporation ("Sanwa"), LaSalle National Bank ("LaSalle"), Fleet Capital Corporation ("Fleet"), Heller Financial, Inc. ("Heller"), National Bank of Canada ("NBC"), American National Bank and Trust Company of Chicago ("American National") and IBJ Schroder Bank and Trust Company ("IBJ"), as Lenders (BTCC, Sanwa, LaSalle, Fleet, Heller, NBC, American National and IBJ referred to collectively as "Lenders")

                         W I T N E S S E T H:

     WHEREAS, Borrower, Agent and Lenders are parties to that certain Credit Agreement dated as of September 6, 1996 as amended by that certain Consent and First Amendment to Credit Agreement dated as of November 21, 1996, that certain Consent and Second Amendment dated as of January 17, 1997 and that certain Third Amendment to Credit Agreement dated as of March 26, 1997 (as so amended, the "Credit Agreement"); and

     WHEREAS, Borrower has requested that Agent and Lenders provide for certain amendments to the Credit Agreement as more fully set forth herein.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the adequacy of which is hereby acknowledged, and subject to the terms and conditions hereof, the parties hereto hereby agree as follows:

     SECTION 1. DEFINITIONS. Unless otherwise defined herein, all capitalized terms shall have the meaning given to them in the Credit Agreement.

     SECTION 2.  AMENDMENTS TO CREDIT AGREEMENT.

          2.1 Section 8.1 of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting the following in lieu thereof:

               "8.1   Consolidated Book Net Worth.  The Borrower shall
               maintain Consolidated Book Net Worth of not less than $70,000,000 at all times."

          2.2 All other provisions of the Credit Agreement shall remain unchanged.

     SECTION 3. CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon the payment by Borrower, on the date hereof, to Agent for the benefit of Lenders, of an amendment fee in the amount of $200,000.
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     SECTION  4.    REAFFIRMATION  BY  BORROWER.    Borrower  hereby
represents  and  warrants   to   Agent  and  Lender   that  (i)  the
representations and warranties set forth in Section 6 of the Credit Agreement are true and correct on and as of the date hereof, except to the extent (a) that any such representations or warranties relate to a specific date, or (b) of changes thereto as a result of transactions for which Agent and Lenders have granted their consent; (ii) Borrower is on the date hereof in compliance with all of the terms and provisions set forth in the Credit Agreement as hereby amended; and
(iii) upon execution hereof no Default or Event of Default has occurred and is continuing or has not previously been waived.

     SECTION 5. FULL FORCE AND EFFECT. Except as herein amended, the Credit Agreement and all other Credit Documents shall remain in full force and effect.

     SECTION 6. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year specified above.

                        BORROWER:
                                SPORTMART, INC.

                                   By:  /S/  Thomas T. Hendrickson
                                       Title:  Executive Vice President
                                               & Chief Financial Officer
                        AGENT:
                                BT COMMERCIAL CORPORATION

                                   By:  /S/  Frank Fazio
                                       Title:  Vice President
                        LENDERS:
                                BT COMMERCIAL CORPORATION

                                   By:  /S/  Frank Fazio
                                       Title:  Vice President

                                SANWA BUSINESS CREDIT CORPORATION

                                   By:  /S/  Lawrence J. Placek
                                       Title:  Vice President

                                LASALLE NATIONAL BANK

                                   By:  /S/  Todd J. Lanscioni
                                       Title:  First Vice President

                                FLEET CAPITAL CORPORATION

                                   By:  /S/  Robert J. Lund
                                       Title:  Vice President

                                HELLER FINANCIAL, INC.

                                   By:  /S/  Linda G. Peddle
                                       Title:  Account Executive
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                                NATIONAL BANK OF CANADA

                                   By: /S/ Bruce Waldorsen & C.F. Martin,Jr.
                                       Title: Vice President/Vice President

                                AMERICAN NATIONAL BANK AND TRUST
                                COMPANY OF CHICAGO

                                   By: /S/  Paul C. Carlisle
                                       Title:  First Vice President

                                IBJ SCHRODER BANK AND TRUST COMPANY

                                   By: /S/  Robert R. Wallace
                                       Title: Vice President
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